PRICING SUPPLEMENT NO. 111                                    Rule 424 (b)(3)
DATED: July 24, 1997                                        File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE



Principal Amount: $8,000,000  Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date:          Fixed Rate Notes [_]      Certificated Notes [_]
July 29, 1997

Maturity Date:
July 24, 1998

Option to Extend Maturity:               No  [x]

                                         Yes [_]   Final Maturity Date:


                                               Optional          Optional
                            Redemption         Repayment         Repayment
Redeemable On               Price(s)           Date(s)           Price(s)
-------------               ----------         ---------         ---------

N/A                         N/A                N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Daily

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[x]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                  Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.85%

------------------------------
*        Daily on each Business Day.

**       10/24/97, 1/26/98, 4/24/98 and 7/24/98.

***      The Prime Rate as of July 29, 1997, minus 285 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.